Exhibit 21.1

Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
AgiiPlus Holdings Limited	The British Virgin Islands
Agii Global Asset Management Inc.	Cayman Islands
Agii International Asset Management Inc.	Cayman Islands
AgiiProp Inc.	Cayman Islands
AgiiPlus Group Limited	Hong Kong
AgiiProp Limited	Hong Kong
AgiiProp Investment Management Limited	Hong Kong
AgiiTech Limited	Hong Kong
Distrii Singapore Pte. Ltd	Singapore
Shanghai Distrii Technology Development Co., Ltd	The People’s Republic of China
Shanghai Moban Catering Management	The People’s Republic of China
Shanghai Shuban Technology Co., Ltd	The People’s Republic of China
Suzhou Distrii Technology Development Co., Ltd	The People’s Republic of China
Jiangsu Distrii Technology Co., Ltd	The People’s Republic of China
Nanjing Distrii Technology Development Co., Ltd	The People’s Republic of China
Beijing Xinbanban Technology Co., Ltd	The People’s Republic of China
Shanghai Xinbanban Technology Development Co., Ltd	The People’s Republic of China
Shanghai Tangtangjia Zhizao Property Development Co., Ltd	The People’s Republic of China
Shanghai Quanban Zhizao Property Development Co., Ltd	The People’s Republic of China
Shanghai Zhengji Information Technology Co., Ltd	The People’s Republic of China
Shanghai Tangtangjia Business Consulting Co., Ltd	The People’s Republic of China
Shanghai Huiying Real Estate Agency Co., Ltd	The People’s Republic of China
Shanghai Fuban Enterprise Service Co., Ltd	The People’s Republic of China